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                 [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT]

                                                                 August   , 1997

Nomura Asset Securities Corporation
Two World Financial Center
Building B, 21st Floor
New York, New York 10281-1198

                    Re:  Mortgage Pass-Through Certificates

Ladies and Gentlemen:

     We have acted as special counsel to Nomura Asset Securities Corporation ('NASC') in connection with the Registration Statement on Form S-3 (No. 333-22133) (the 'Registration Statement') filed with the Securities and Exchange Commission (the 'Commission') on February 20, 1997, as amended by Pre-Effective Amendment No. 1, being filed with the Commission on even date herewith and to which this opinion is an exhibit, pursuant to the Securities Act of 1933, as amended (the 'Act'). The Registration Statement covers mortgage pass-through certificates ('Certificates') to be sold by NASC in one or more series (each, a 'Series'). Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a 'Pooling and Servicing Agreement') among NASC, a master servicer (a 'Servicer') and a trustee (a 'Trustee') to be identified in the Prospectus Supplement for such Series. A form of Pooling and Servicing Agreement was previously filed as an exhibit to registration statement No. 33-65944 and incorporated by reference as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

     In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed or being filed with the Commission; (2) the form of the Pooling and Servicing Agreement previously filed as an exhibit to registration statement No. 33-65944, and incorporated by reference as an exhibit to the Registration Statement; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.

     We express no opinion with respect to any Series of Certificates for which we do not act as counsel to NASC.

     Based on the foregoing, we are of the opinion that:

     1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by NASC, a Servicer and a Trustee, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement to NASC, enforceable against NASC in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by NASC, a Servicer and a Trustee, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

     As your special counsel, we have considered certain federal income tax aspects of the proposed issuance of Certificates of each Series. In particular, we have considered the material federal income tax consequences for holders of Certificates and have reviewed the description of the material federal income tax consequences for holders of Certificates that appears under the heading 'Federal Income Tax Consequences' in the Prospectus and under the heading 'Certain Federal Income Tax Consequences' in the form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

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     The opinion expressed in the preceding paragraph is based on the facts and circumstances set forth in the Prospectus and the form of Prospectus Supplement and in the other documents reviewed by us. Such opinion could change with respect to a particular Series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Certificates with numerous different characteristics, the particular characteristics of each Series of Certificates must be considered in determining the applicability of such opinion to a particular Series of Certificates. Furthermore, we express no opinion with respect to any Series of Certificates for which we do not act as counsel to NASC.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings 'Legal Matters' and 'Federal Income Tax Consequences' in the Prospectus forming a part of the Registration Statement and under the headings 'Legal Matters' and 'Certain Federal Income Tax Consequences' in the form of Prospectus Supplement forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                          Very truly yours,

                                          /s/